Exhibit T3A.2.99

[Logo]	Wyoming Secretary of State State Capitol Building, Room 110 200 West 24th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: business@state.wy.us	Max Maxfield, WY Secretary of State FILED: 01/10/2011 04:21 PM Original ID: 2006-000521834 Amendment ID: 2011-000924319

Limited Liability Company

Amendment to Articles of Organization

1. Name of the limited liability company:

Designrxclusives, LLC

2. The date of filing its articles of organization:	September 18, 2006

3.Article(s)	4, 5 and 10	is amended as follows:

Article 4: The name and address of its registered agent is: CT Corporation System and the registered agent's office is located at 1720 Carey Avenue, Cheyenne, WY 82001.

Article 5: The mailing address where correspondence and annual report forms can be sent: 1720 Carey Avenue, Cheyenne, WY 82001.

Article 10: The management of the limited liability company is reserved to its member. The name and address of its member is Design Rx Holdings Corporation, 2181 E. Aurora Road, Twinsburg, Ohio 44087.

Date:	12/27/2010	Signature:	/s/ Dennis Angers
(mm/dd/yyyy)		(Shall be executed by a person authorized by the company.)

Print Name:	Dennis Angers

Title:	Authorized Representative

Contact Person:

Daytime Phone Number:	216-861-7081	Email:	dangers@bakerlaw.com

Checklist

☒	Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.

☒	Please submit one originally signed document and one exact photocopy of the filing.

☒	Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.

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LLC-Amendment – Revised 07/01/2010

[ILLEGIBLE]

FILED: 09/18/2006 CID: 2006-00521834 WY Secretary of State

ARTICLES OF ORGANIZATION

FOR A DOMESTIC LIMITED LIABILITY COMPANY

Wyoming Secretary of State The Capitol Building, Room 110 200 W. 24th Street Cheyenne, WY 82002-0020	Phone [ILLEGIBLE] Fax (307) 777-5339 E-mail: corporations@state.wy.us

1.	The name of the limited liability company is:	DESIGNRXCLUSIVES, LLC

2.	The period of its duration is:	Perpetual
(This is the length of time the LLC intends to exist. It may be listed as “perpetual,” a certain number of years such as “30 years,” or may be listed as a specific date such as “Dec. 31, 2055”)

3.	The purpose for which the limited liability company is organized is:	Consulting

4.	The name and address of its registered agent is:	Registered Agency Services, Inc.
2120 Carey Avenue Cheyenne, WY 82001

(The registered agent may be an individual resident in this state or a domestic or foreign corporation authorized to transact business in this state, having a business office identical with such registered office. Do not use a Post Office Box or Mail Drop Box)

5.	The mailing address where correspondence and annual report forms can be sent:
2120 Carey Avenue Cheyenne, WY 82001

6.	The total amount of cash and a description and agreed value of property other than cash contributed is:	$1000.00

7.	The total additional contributions, if any, agreed to be made by all members and the times at which or events upon the happening of which they shall be
	made are:	None

8.	The right, if given, of the members to admit additional members, and the terms and conditions of the admission are:	Unanimous Agreement

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9.	The right, if given, of the remaining members of the limited liability company to continue the business on the death, resignation, expulsion, bankruptcy or dissolution of a member or occurrence of any other event which terminates the continued membership of a member of the limited liability company:

upon unanimous consent

10.	Complete either item #1 or item #2

1) The limited liability company is to be managed by a manager or managers. The names and ad-dresses of the managers who are to serve as managers until the first annual meeting of the members or until their successors are elected and qualify are:
Manager, Jill Fifield
942 E. Chambers
Suite 12
Ogden, UT 84403

2)	The management of the limited liability company is reserved to the members. The names and addresses of the members are:

Date:	[ILLEGIBLE]	Signed:	/s/ [ILLEGIBLE]

Filing Fee: $100.00

Instructions:

1.	The name must include the words “Limited Liability Company,” or its abbreviations “LLC” or “LLC.,” “Limited Company,” or its abbreviations “LC” or “L.C.,” “Ltd. Liability Company,” “Ltd. Liability Co.” or “Limited Liability Co.”.

2.	Articles must be accompanied by a written consent to appointment executed by the registered agent.

3.	Make check payable to Secretary of State.

[ILLEGIBLE] - Revised: 12/2003

Secretary of State

State of Wyoming

The Capitol

Cheyenne, WY 82002

CONSENT TO

APPOINTMENT BY REGISTERED AGENT

1.	Registered Agency Services, Inc. voluntarily consents to serve as the registered agent for DESIGNRXCLUSIVES, LLC, a Wyoming limited liability company, on the date shown below;

2.	The registered agent certifies that it is:

(a)	An individual who resides in this state and whose business office is identical with the registered office; or

(b)	A domestic corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

3.	The undersigned knows and understands the duties of a registered agent as set forth in the 1993 Wyoming Limited Liability Company Act.

Dated: September 18, 2006.

REGISTERED AGENCY SERVICES, INC.

BY:	/s/ Jo Lyn Jordan
JO LYN JORDAN, VICE-PRESIDENT

[Logo]	Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Email: Business@wyo.gov	WY Secretary of State FILED: 03/12/2024 12:09 PM Original ID: 2006-000521834 Amendment ID: 2024-004665229

Limited Liability Company

Amendment to Articles of Organization

1.	Name of the limited liability company:
(Name must match exactly to the Secretary of State’s records.)

Designrxclusives, LLC

2.	The date of filing its articles of organization:	09-18-2006

(Date must match exactly to the Secretary of State's records.)

3.	Article number(s)	1	is amended as follows:

*See checklist below for article number information.

Name shall be amended to: Ex Rxclusives, LLC

Signature:	/s/ Susan C. Lowell	Date:	02-21-2024
(Shall be executed by a person authorized by the company.)			(mm/dd/yyyy)

Print Name:	Susan C. Lowell	Contact Person:

Title:	Vice President, Tax & Accounting	Daytime Phone Number:

Email:	slowell@riteaid.com
(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

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Checklist

☐	Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State.
☐	Processing time is up to 15 business days following the date of receipt in our office.
☐	Please mail with payment to the address at the top of this form. This form cannot be accepted via email.
☐	Please review the form prior to submission. The Secretary of State’s Office is unable to process incomplete forms.
☐	*Refer to original articles of organization to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number.

LLC-Amendment – Revised June 2021

STATE OF WYOMING

Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: Ex Rxclusives, LLC

Old Name: Designrxclusives, LLC

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 12th day of March, 2024

/s/ Chuck Gray
Secretary of State

[Logo]	By:	Shawn Havel

Filed Date: 03/12/2024